UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

Hempacco Co., Inc.
(Exact name of registrant as specified in its charter)

001-41487	83-4231457
(Commission File Number)	(IRS Employer Identification Number)

9925 Airway Road, San Diego, CA	92154
(Address of Principal Executive Offices)	(Zip Code)

(619) 779-0715

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	HPCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2022, Hempacco Co., Inc. (the “Company”) entered into an underwriting agreement with Boustead Securities, LLC, as representative (the “Representative”) of the underwriters (the “Underwriters”) in connection with the initial public offering of the Company (the “IPO”). The Underwriting Agreement provides for the offer and sale of 1,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a price to the public of $6.00 per share (the “Offering”). In connection therewith, the Company agreed to issue 70,000 warrants to purchase shares of Common Stock, exercisable from September 1, 2022, through August 29, 2027, and initially exercisable at $9.00 per share subject to adjustment as provided therein (the “Representative’s Warrants”). The Company also granted the Underwriters an option for a period of 45 days to purchase up to an additional 150,000 shares of Common Stock. The Offering is being made pursuant to a Registration Statement on Form S-1 (File No. 333-263805) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 29, 2022.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

On September 1, 2022, the Offering was completed. At the closing, the Company (i) sold 1,000,000 shares of Common Stock for total gross proceeds of $6,000,000, and (ii) issued the Representative’s Warrants. After deducting the underwriting commission and expenses, the Company received net proceeds of $5,484,015.

Upon effectiveness of the Registration Statement, on August 29, 2022, the Company also entered into indemnification agreements (collectively the “Indemnification Agreements”) with the Company’s executive officers and directors (Sandro Piancone, Neville Pearson, Jorge Olson, Stuart Titus, Jerry Halamuda, and Miki Stephens) providing, among other things, for (i) indemnification of the officers and directors to the fullest extent permitted by law and the Company’s articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim; and (ii) the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s articles of incorporation and bylaws.

Finally, in connection with the effectiveness of the Registration Statement and the appointment of Miki Stephens as a member of the Board of Directors (as disclosed in Item 5.02 herein), effective as of September 29, 2022, the Company entered an independent director agreement (the “Independent Director Agreement”) with Ms. Stephens, pursuant to which Ms. Stephens would serve as director of the Company until removal or resignation, and with compensation terms reserved for future determination by the Company and Ms. Stephens.

The foregoing descriptions of the Underwriting Agreement, Representative’s Warrants, Indemnification Agreements, and Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, Representative’s Warrants, Indemnification Agreements, and Independent Director Agreement attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 10.1-10.6, and Exhibit 10.7, respectively, and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 is incorporated by reference into this Item 5.02. Upon effectiveness of the Registration Statement, on August 29, 2022, Miki Stephens was appointed a member of the Company’s Board of Directors (the “Board”). Ms. Stephens will be a member of the Company’s Audit Committee and Compensation Committee, and will serve as the Chair of the Company’s Nominating and Corporate Governance Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Boustead Securities, LLC
4.1	Representative’s Warrant
10.1	Indemnification Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Sandro Piancone
10.2	Indemnification Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Neville Pearson
10.3	Indemnification Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Jorge Olson
10.4	Indemnification Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Stuart Titus
10.5	Indemnification Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Jerry Halamuda
10.6	Indemnification Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Miki Stephens
10.7	Independent Director Agreement, dated August 29, 2022, by and between Hempacco Co., Inc. and Miki Stephens
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

HEMPACCO CO., INC.

Dated: September 2, 2022	By:	/s/ Sandro Piancone
Sandro Piancone
Chief Executive Officer

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